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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-81976 and 333-86650) and Form S-8 (File No. 333-82892) of TEPPCO Partners, L.P. of our report dated June 28, 2002 relating to the combined financial statements of the Burlington Resources Gathering Inc. Val Verde Gathering and Processing System for the year ended December 31, 2001, which appears in the Current Report on Form 8-K of TEPPCO Partners, L.P. filed July 2, 2002.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 2, 2002